Exhibit 10(a)

JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN

AND SECURITY AGREEMENT

This JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), is dated as of April 1, 2014, by and among, on the one hand, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), RBS CITIZENS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc. (“New Lender”), and the other lenders identified on the signature pages hereof (Wells Fargo, New Lender, and such other lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as lead arranger (in such capacity, together with its successors and assigns in such capacity, the “Lead Arranger”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent (in such capacity, together with its successors and assigns in such capacity, “Agent”) for the Lenders and the Bank Product Provider, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity together with its successors and assigns in such capacity, “Trustee”) and as Collection Account Bank, and, on the other hand, NEWSTAR BUSINESS FUNDING 2012-1, LLC, a Delaware limited liability company (“Borrower”), and NEWSTAR BUSINESS CREDIT, LLC, a Delaware limited liability company (“Servicer”).

WITNESSETH:

WHEREAS, Borrower, Servicer, the Lenders other than the New Lender (collectively, the “Existing Lenders”), Agent, and Trustee are parties to that certain Loan and Security Agreement, dated as of December 7, 2012 (the “Loan Agreement”);

WHEREAS, Borrower and Servicer have requested that Agent and the Lenders agree to (i) increase the Maximum Revolver Amount under the Loan Agreement, (ii) allow New Lender to join the Loan Agreement as a Lender thereunder, and (iii) amend certain other provisions of the Loan Agreement, in each case, in accordance with the terms and conditions hereof;

WHEREAS, New Lender is willing to join the Loan Agreement as a Lender thereunder, and Agent and the Lenders agree to (i) allow New Lender to join the Loan Agreement as a Lender thereunder, and (ii) amend the Loan Agreement, in each case, subject to the terms and conditions set forth herein; and

WHEREAS, Agent and the Lenders hereby direct the Trustee to join in executing this Amendment;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

SECTION 2. Amendments.

(a) Upon the Amendment Effective Date (as defined below), the following definitions set forth in Section 1.1 of the Loan Agreement shall be deleted in their entirety and replaced, respectively, as follows:

“‘Maximum Revolver Amount’ means (a) prior to the Maturity Date, $100,000,000, as such amount may be increased by the amount of increases in the Commitments made in accordance with Section 2.2 of this Agreement or decreased in accordance with Section 2.4(b), and (b) from and after the Maturity Date, $0.

“‘Obligations’ means, without duplication, (a) all loans (including the Advances (inclusive of Extraordinary Advances and Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect of Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), other payment obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letters), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and guaranties, and including all interest not paid when due and all other expenses or other amounts that Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations; provided, that anything to the contrary contained in the foregoing notwithstanding, the “Obligations” shall exclude any and all Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of Borrower under the Loan Documents include the obligation to pay (i) the principal of the Advances, (ii) interest accrued on the Advances, (iii) the amount necessary to reimburse Issuing Bank for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses, (vi) fees payable under this Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in this Agreement or in the Loan Documents to the Obligations shall also include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“‘Portfolio Company Concentration Limit’ means (a) $10,000,000, for so long as the aggregate amount of Commitments is less than $80,000,000, and (b) $20,000,000, for so long as the aggregate amount of Commitments is equal to or greater than $80,000,000.”

(b) Upon the Amendment Effective Date, clause (i) in the definition of “Concentration Limits” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(i) the aggregate amount of all Purchased Participations that are not Eligible Split-Funded Loans in excess of 25% of the unpaid principal balance of all Preliminary Eligible Portfolio Loans;”

(c) Upon the Amendment Effective Date, clause (k) in the definition of “Preliminary Eligible Portfolio Loan” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(k) any Purchased Participation or portion thereof (i) excluded by Agent, in its sole discretion, based on Agent’s review thereof and related credit analysis of such Purchased Participation’s Portfolio Company and collateral; provided, that Agent shall not exclude any Purchased Participation on the basis of this subclause (i) if such Purchased Participation was originated, and is administered, by an Approved Originator, (ii) that does not conform to the Required Procedures in effect on its Portfolio Loan Origination Date or that is not evidenced by authenticated (as such term is defined in the Code) legal documentation acceptable to Agent in its Permitted Discretion, or (iii) for which Agent has not received a copy of the applicable participation agreement in form and substance satisfactory to Agent in its Permitted Discretion, certified to be a true and correct copy in full force and effect by Borrower;”

(d) Upon the Amendment Effective Date, clause (o) in the definition of “Preliminary Eligible Portfolio Loan” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(o) if any portion of any Portfolio Loan or Purchased Participation is secured by a letter of credit, such portion to the extent that the issuer of such letter of credit is not an FDIC insured financial institution;”

(e) Upon the Amendment Effective Date, clause (y) in the definition of “Preliminary Eligible Portfolio Loan” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(y) except with respect to Portfolio Loans or Purchased Participations supported by Inventory collateral that is primarily retail Inventory, any portion of any Portfolio Loan or Purchased Participation that represents the amount by which extensions of credit made for the benefit of a Portfolio Company supported by Inventory collateral exceeds 65% of the total amount available to such Portfolio Company for extensions of credit (including existing extensions of credit) in connection with such applicable Portfolio Loan or Purchased Participation; provided, that such portion of any Portfolio Loan or Purchased Participation that represents extensions of credit made for the benefit of such Portfolio Company supported by Inventory collateral may be eligible to the extent that (i) it does not represent an amount in excess of 75% of the total amount available to the applicable Portfolio Company for extensions of credit (including existing extensions of credit) in connection with the applicable Portfolio Loan or Purchased Participation, and (ii) such excess is the result of seasonal adjustments in accordance with the Required Procedures;”

(f) Upon the Amendment Effective Date, clause (oo) in the definition of “Preliminary Eligible Portfolio Loan” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(oo) any Portfolio Loan or Purchased Participation or portion thereof for which (1) Trustee has not received (A) all originally executed Portfolio Loan Notes, if any, evidencing such Portfolio Loan or Purchased Participation, together with an original endorsement on, or originally executed allonge affixed to, each such originally executed Portfolio Loan Note or, in each case, the acknowledgment of a custodian in writing that such Portfolio Loan Note and endorsement (together with the endorsement or allonge effecting the transfer of such Portfolio Loan Note from Servicer to Borrower or any of its Subsidiaries, as applicable) is held for the benefit of Trustee on behalf of Agent and the Lender Group as Collateral for the Obligations, and (B) all original guaranties, if applicable; provided, that in the event that the applicable Portfolio Loan Origination Date is less than 3 Business Days prior to the date that such Portfolio Loan or Purchased Participation or portion thereof is first included in the Borrowing Base as an Eligible Portfolio Loan, the items to be delivered pursuant to this clause (oo) may be delivered within 3 Business Days after the applicable Portfolio Loan Origination Date; provided, further, that in the event that Trustee’s receipt of the Portfolio Loan Documents identified in clauses (A) and (B) above shall in no way be invalidated by Trustee’s identification of exceptions with respect to such Portfolio Loan Documents in the exceptions report Trustee delivers with respect thereto that the Agent in its sole discretion determines to be immaterial so long as such exceptions are remedied within 30 days following the Portfolio Loan Purchase Date, (2) in the event that an original guaranty with respect to a Purchased Participation is held by a custodian for the benefit of Borrower and only to the extent that Borrower has received a Custodian’s Acknowledgement with respect thereto, Agent has not received such original Custodian’s Acknowledgement (which acknowledgement Agent hereby agrees to hold as bailee for Trustee), or (3) the conditions set forth in Section 3.2A hereof relating to further deliverables for such Portfolio Loan or Purchased Participation have not been satisfied;”

(g) Upon the Amendment Effective Date, the following definitions are hereby added to Section 1.1 of the Loan Agreement in a manner that maintains alphabetical order:

“‘Approved Originator’ means any and all of the following: (a) Bank of America Business Credit, (b) Capital One Business Credit, (c) Marquette Business Credit, (d) PNC Business Credit, (e) CIT, (f) Alostar, (g) People’s United Business Capital, (h) Santander, and (i) Chase Business Credit.

“‘Commodity Exchange Act’ means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“‘Excluded Swap Obligation’ means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“‘Swap Obligation’ means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.”

(h) Upon the Amendment Effective Date, Section 2.7(b)(ii) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

(A) first, to pay any Advances with respect to DZ Borrower Portfolio Loan Amounts,

(B) second, to pay, pro rata, any Trustee Fees and Special Servicer Fees and Expenses (as such term is defined in the Intercreditor Agreement), until paid in full,

(C) third, to pay any Servicing Fees, until paid in full,

(D) fourth, to pay any Lender Group Expenses (including cost or expense reimbursements and any Trustee Fees not paid by Borrower) or indemnities then due to Agent under the Loan Documents, until paid in full,

(E) fifth, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,

(F) sixth, to pay interest due in respect of all Extraordinary Advances until paid in full,

(G) seventh, to pay the principal of all Extraordinary Advances until paid in full,

(H) eighth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(I) ninth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

(J) tenth, to pay interest accrued in respect of the Swing Loans until paid in full,

(K) eleventh, to pay the principal of all Swing Loans until paid in full,

(L) twelfth, ratably, to pay interest accrued in respect of the Advances (other than Protective Advances) until paid in full,

(M) thirteenth, ratably

(1) to pay the principal of all Advances until paid in full,

(2) to Trustee, to be held by Trustee, for the benefit of Issuing Bank (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of Issuing Bank, a share of each Letter of Credit Disbursement), as Letter of Credit Cash Collateralization (to the extent permitted by applicable law, all such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Trustee in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.7(b)(ii), beginning with tier (A) hereof), and

(3) up to the amount (after taking into account any amounts previously paid pursuant to this clause (3) during the continuation of the applicable Application Event) of the most recently established Bank Product Reserve Amount to (y) the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers on account of Bank Product Obligations, and (z) with any balance to be paid to Trustee, to be held by Trustee, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral Trustee may release at the written direction of Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Trustee in respect of such Bank Product Obligations shall be remitted to Agent and reapplied pursuant to this Section 2.7(b)(ii), beginning with tier (A) hereof,

(N) fourteenth, to pay any other Obligations other than Obligations owed to Defaulting Lenders,

(O) fifteenth, ratably to pay any Obligations owed to Defaulting Lenders, and

(P) sixteenth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.”

(i) Upon the Amendment Effective Date, Section 3.2(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(c) with respect to each Eligible Loan added to the Borrowing Base since the most recent Borrowing Base Certificate (or to be added in connection with such Advance or Letter of Credit) delivered to Agent pursuant to this Agreement, Borrower shall have delivered to Agent and Trustee (and Agent and Lenders acknowledge that Agent will be reviewing such information solely to determine whether such proposed Portfolio Loan or Purchased Participation satisfies the requirements of an Eligible Loan):

(i) at least 2 Business Days (or such lesser amount of time as Agent, in its sole discretion, may agree) prior to the applicable Funding Date or date of issuance for the requested Letter of Credit, (A) the applicable Loan Checklist, (B) the applicable written approval of Servicer’s or Borrower’s investment or credit committee (however captioned, styled, or identified) issued in accordance with the Required Procedures for such Eligible Loan, and (C) unexecuted drafts of all related Portfolio Loan Documents in Microsoft Word format (.doc or .docx), and

(ii) on the applicable Funding Date, but prior to funding the applicable Advance (or in the case of Pre-Funded Advances, immediately upon closing of the applicable Portfolio Loan or Purchased Participation) or issuing the applicable Letter of Credit, (A) the pre-close memorandum (however captioned, styled, or identified) issued in connection with the closing and funding of such Eligible Loan in accordance with the Required Procedures, (B) a certificate from a Responsible Officer of Borrower or Servicer (1) describing all changes from the proposed transaction described in the Preliminary Credit Review Memorandum and the applicable written approval of Servicer’s or Borrower’s investment or credit committee for such proposed Portfolio Loan or Purchased Participation, including, without limitation, any changes in the financial or business condition of the proposed Portfolio Company, the terms of the credit facilities, and the collateral therefor, and (2) certifying that there shall be no further change in the terms of the proposed Portfolio Loan after the date of such certification, provided, that if the foregoing indicates that no material change has occurred with respect to the proposed transaction described in the applicable Preliminary Credit Review Memorandum then such Portfolio Loan or Purchased Participation will, so long as all conditions for eligibility are in fact met or otherwise waived as of the applicable Funding Date, become an Eligible Loan upon such Funding Date, but if the foregoing indicates that a material change has occurred with respect to the proposed transaction described in the applicable Preliminary Credit Review

Memorandum and Agent determines that such proposed Portfolio Loan or Purchased Participation will not be an Eligible Loan, such proposed Portfolio Loan or Purchased Participation shall not be included as an Eligible Loan, (C) legible copies of the executed loan and security agreement included in the Portfolio Loan Documents for such Portfolio Loan or Purchased Participation, together with versions marking the changes from the unexecuted versions previously delivered, (D) legible copies of an endorsement on, or executed allonge affixed to, each executed Portfolio Loan Note, if any, or, in each case, the acknowledgment of a custodian in writing that such Portfolio Loan Note, if any, and endorsement is held for the benefit of Trustee on behalf of Agent and the Lender Group as Collateral for the Obligations (together with copies of any endorsement or allonge effecting the transfer of such Portfolio Loan Note from Servicer to Borrower or one of its Subsidiaries, as applicable), (E) a copy of the applicable Loan Schedule (as such term is defined in the Sale Agreement) with respect to such Portfolio Loan or Purchased Participation, and (F) such other documents as Agent shall have requested in its Permitted Discretion and such evidence as Agent may reasonably request to confirm compliance with this Agreement and the other Loan Documents.”

(j) Upon the Amendment Effective Date, Section 3.2(f) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(f) Agent and Trustee shall have received a copy of a fully executed payoff or paydown letter, if any, evidencing the release, upon payment at closing, of any liens on or security interests in the applicable Portfolio Loan Collateral (other than liens in favor of Borrower and liens permitted under the applicable Portfolio Loan Documents);”

(k) Upon the Amendment Effective Date, a new Section 3.2A of the Loan Agreement is hereby added to read as follows:

3.2A Additional Deliveries. The obligation of the Lender Group (or any member thereof) to continue to make any Advances hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions:

(a) with respect to each Eligible Loan added to the Borrowing Base in the most recent Borrowing Base Certificate delivered to Agent pursuant to this Agreement, Borrower shall have delivered:

(i) to Agent and Trustee, by the end of the applicable Funding Date or date of issuance of the applicable Letter of Credit, the applicable Loan Checklist with stucky code and collateral breakdown for such Eligible Loan,

(ii) to Agent and Trustee, within 1 Business Day after the applicable Funding Date of such Eligible Loan, legible copies of all executed ancillary Portfolio Loan Documents for such Eligible Loan, together with versions marking the changes from the unexecuted versions previously delivered, and

(iii) within 3 Business Days after the applicable Funding Date of such Eligible Loan, (A) to Trustee, all originally executed Portfolio Loan Documents for such Eligible Loan, and (B) to Agent and Trustee, the Required Loan File for such Eligible Loan, or the acknowledgment of a custodian in writing that such originally executed Portfolio Loan Documents and Required Loan File are held for the benefit of Trustee on behalf of Agent and the Lender Group as Collateral for the Obligations.

For purposes of this Agreement, and the references contained herein and in the other Loan Documents, any reference to Section 3.2 of this Agreement shall include a reference to this Section 3.2A.”

(l) Upon the Amendment Effective Date, Section 7.2(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(a) fails to perform or observe any covenant or other agreement of it contained in any of (i) 3.3, 5.1(a) (solely with respect to Borrower’s existence), 5.1(g), 5.1(n), 5.2(a) (solely with respect to Servicer’s existence), 5.2(g), 5.2(n)(ii), 6.1(e), 6.1(g), 6.1(h), 6.1(k), 6.1(p), 6.1(t), 9.12(h)(ii), or 11.7(a) of this Agreement or (ii) Sections 11(a) (solely with respect to Parent’s existence), 11(c), or 12(a) of the Parent Guaranty;”

(m) Upon the Amendment Effective Date, the notice address for New Lender is hereby added to the end of the grid set forth in Section 13 of the Loan Agreement, as follows:

“If to RBS Citizens Business Capital:	RBS CITIZENS BUSINESS CAPITAL, A DIVISION OF RBS ASSET FINANCE, INC.
28 State Street
Boston, Massachusetts 02109
Attention: Peter M. Benham
Phone No. 617-994-7300
E-mail: Peter.M.Benham@rbscitizens.com”

(n) Upon the Amendment Effective Date, Schedule C-1 to the Loan Agreement is hereby deleted in its entirety and replaced with Revised Schedule C-1, in the form attached hereto. Borrower, Servicer, Agent, the Lenders, New Lender, and Trustee hereby acknowledge and agree that, as of the Amendment Effective Date, Revised Schedule C-1, in the form attached hereto, accurately reflects the Commitments of the Lenders.

(o) Upon the Amendment Effective Date, each reference in the Loan Agreement to “DZ Borrower Portfolio Loan Expenses” is hereby deleted and replaced with “DZ Borrower Portfolio Loan Amounts”, and the reference to “WF Borrower Portfolio Loan Expenses” in Section 7.1 of the Loan Agreement is hereby deleted and replaced with “WF Borrower Portfolio Loan Amounts”.

SECTION 3. New Lender Joinder. Agent, Borrower, Servicer, the Lenders, New Lender, and Trustee hereby agree as follows:

(a) Upon the Amendment Effective Date, New Lender hereby becomes a party to, and agrees to be bound by, the terms and conditions of the Loan Agreement, as a Lender.

(b) Upon the Amendment Effective Date, New Lender’s Commitment is $25,000,000.

(c) This Joinder shall be deemed to be a part of the Loan Agreement.

(d) On the Amendment Effective Date, the Advances owing to the Lenders under the Loan Agreement shall automatically, and without any action on the part of any Person, continue as Advances under the Loan Agreement, as amended and supplemented by this Amendment; provided, that New Lender shall transmit to Agent such funds and the Agent shall transmit to each other Lender such funds, and the Lenders shall, through the Agent, make such adjustments among themselves as shall be necessary so that after giving effect to such transfers and adjustments, the Lenders shall hold the Advances hereunder ratably in accordance with their respective Commitments. New Lender hereby agrees to give effect to the instructions of the Agent to give effect to the adjustments described herein.

(e) By executing and delivering this Joinder, New Lender confirms to and agrees with Trustee, Agent, the Lenders, Borrower, and Servicer, as follows: (1) New Lender confirms that it has received a copy of the Loan Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, (2) New Lender will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as New Lender shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, (3) New Lender appoints and authorizes Agent to take such actions and to exercise such powers under the Loan Agreement as are delegated to Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (4) New Lender agrees that it will perform all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.

SECTION 4. Representations, Warranties and Covenants of Each of Borrower and Servicer. Each of Servicer and Borrower represents and warrants to the Lenders and Agent and agrees that:

(a) the representations and warranties contained in the Loan Agreement (as amended hereby) and the other outstanding Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date and (ii) for such changes as are a result of any act or omission specifically permitted under the Loan Agreement (or under any Loan Document), or as otherwise specifically permitted by the Lender Group;

(b) on the Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default will have occurred or be continuing;

(c) the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by each of Servicer and Borrower, and this Amendment is a legal, valid and binding obligation of each of Servicer and Borrower, enforceable against such Person in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

(d) the execution, delivery and performance of this Amendment do not conflict with or result in a breach by Borrower or Servicer of any term of any material contract, loan agreement, indenture or other agreement or instrument to which such Person is a party or is subject.

SECTION 5. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective (the “Amendment Effective Date”) upon satisfaction of each of the following conditions:

(a) Each of Servicer, Borrower, the Existing Lenders, New Lender, Agent, and Trustee shall have executed and delivered to the Agent this Amendment and such other documents as the Agent may reasonably request;

(b) Agent shall have received, in accordance with the terms and conditions of the Agent Fee Letter, any and all fees due and payable to Agent, for its sole and separate account, as a result of the joinder of New Lender to the Loan Agreement, which fees Borrower hereby agrees (i) may be designated as Advances under the Loan Agreement, and (ii) may be charged to the Loan Account as Obligations;

(c) New Lender shall have received the closing fee from Borrower as set forth in the Fee Letter between Borrower and New Lender, which Borrower hereby agrees (i) may be designated as an Advance under the Loan Agreement, and (ii) may be charged to the Loan Account as Obligations;

(d) Agent shall have received (i) a certificate from an authorized representative of Borrower and Servicer attesting to the resolutions adopted by the Board of Directors of Parent, as (A) sole member of Servicer, and (B) designated manager of Borrower, authorizing the execution, delivery and performance by Borrower and Servicer of this Amendment and the other Loan Documents to be delivered in connection herewith, and (ii) an opinion of counsel to Borrower, Servicer, and Parent, in a form, and substantively, satisfactory to Agent, in its sole discretion;

(e) Borrower shall have executed and delivered (i) to Agent, and Agent shall have also executed, (A) an amended and restated Agent Fee Letter and (B) an amended and restated Loan Pricing Agreement, and (ii) to New Lender (A) a Revolving Credit Note, in the original principal amount of $25,000,000, made by Borrower and payable to the order of New Lender, substantially in the form attached hereto as Exhibit 1, and (B) a Fee Letter between Borrower and New Lender;

(f) Parent shall have executed a reaffirmation of guaranty in the form attached hereto; and

(g) All legal matters incident to the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Agent.

SECTION 6. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 7. Costs and Expenses. Borrower hereby affirms its obligation under the Loan Agreement to reimburse the Agent and each Lender for all Lender Group Expenses paid or incurred by the Agent or any Lender in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys’ fees and expenses of attorneys for the Agent and each Lender with respect thereto.

SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

SECTION 9. Effect of Amendment; Reaffirmation of Loan Documents. (a) The parties hereto agree and acknowledge that (i) nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other outstanding Loan Documents other than as expressly set forth herein and (ii) the Loan Agreement (as amended hereby) and each of the other outstanding Loan Documents remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Execution of this Amendment by the Lenders and Agent (i) shall not constitute a waiver of any Default or Event of Default that may currently exist or hereafter arise under the Loan Agreement, (ii) shall not impair, restrict or limit any right or remedy of the Lenders or Agent with respect to any Default or Event of Default that may now exist or hereafter arise under the Loan Agreement or any of the other Loan Documents, and (iii) shall not constitute any course of dealing or other basis for altering any obligation of Borrower or Servicer, or any right, privilege or remedy of the Lenders and Agent under the Loan Agreement or any of the other Loan Documents.

SECTION 10. Headings. Section headings in this Amendment are included herein for convenience of any reference only and shall not constitute a part of this Amendment for any other purposes.

SECTION 11. Release. EACH OF SERVICER AND BORROWER HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY

KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF BORROWER’S LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDERS, AGENT, TRUSTEE, OR THEIR RESPECTIVE AFFILIATES, PARTICIPANTS OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR ATTORNEYS. EACH OF SERVICER AND BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDERS, AGENT, TRUSTEE, THEIR RESPECTIVE AFFILIATES AND PARTICIPANTS, AND THEIR PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SERVICER OR BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDERS, AGENT, TRUSTEE, OR THEIR RESPECTIVE PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE LIABILITIES, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT. EACH OF SERVICER AND BORROWER HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST LENDERS, AGENT, TRUSTEE, THEIR RESPECTIVE AFFILIATES AND PARTICIPANTS, OR THEIR RESPECTIVE SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, EMPLOYEES, AND PERSONAL AND LEGAL REPRESENTATIVES ARISING ON OR BEFORE THE DATE HEREOF OUT OF OR RELATED TO LENDERS’, AGENT’S, OR TRUSTEE’S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTING OR ATTEMPTING TO COLLECT THE OBLIGATIONS OF BORROWER TO LENDERS AND AGENT, WHICH OBLIGATIONS ARE EVIDENCED BY THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWER:	NEWSTAR BUSINESS FUNDING 2012-1, LLC, a Delaware limited liability company, as Borrower

By: NEWSTAR FINANCIAL, INC., its designated manager

By:	/s/ JOHN KIRBY BRAY
Name: John Kirby Bray
Title: Chief Financial Officer

SERVICER:	NEWSTAR BUSINESS CREDIT, LLC, a Delaware limited liability company, as initial Servicer

By: NEWSTAR FINANCIAL, INC., its sole member

By:	/s/ JOHN KIRBY BRAY
Name: John Kirby Bray
Title: Chief Financial Officer

TRUSTEE:	U.S. BANK NATIONAL ASSOCIATION, a national banking association, as initial Trustee and Collection Account Bank

By:	/s/ TOBY ROBILLARD
Name: Toby Robillard
Title: Vice President

AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, Issuing Bank, Swing Lender, and as a Lender

By:	/s/ CANDICE C. BROOKS
Name: Candice C. Brooks
Its Authorized Signatory

[continued on next page]

NEW LENDER:	RBS CITIZENS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., as a Lender

By:	/s/ SEAN MC MUINNIE
Name: Sean Mc Muinnie
Title: Duly Authorized Signatory

Reaffirmation of Guaranty

The undersigned (“Guarantor”) hereby (i) consents and agrees to the terms and provisions of the foregoing Amendment and each of the transactions contemplated thereby and confirms and agrees that all references in the Loan Documents to the “Loan Agreement” shall mean the Loan Agreement as amended by the foregoing Amendment, and (ii) agrees that the Limited Continuing Guaranty (the “Guaranty”), dated as of December 7, 2012, executed by Guarantor, in favor of Agent, remains in full force and effect and continues to be the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

Furthermore, Guarantor hereby agrees and acknowledges that (a) the Guaranty is not subject to any claims, defenses or offsets, (b) nothing contained in the foregoing Amendment shall adversely affect any right or remedy of Agent or any Lender under the Guaranty or any agreement executed by Guarantor in connection therewith, (c) the execution and delivery of the foregoing Amendment or any agreement entered into by Agent or any Lender in connection therewith shall in no way reduce, impair or discharge any obligations of Guarantor pursuant to the Guaranty and shall not constitute a waiver by Agent or any Lender of any of Agent’s or such Lender’s rights against Guarantor under the Guaranty, (d) the consent of Guarantor is not required to the effectiveness of the foregoing Amendment, and (e) no consent by Guarantor is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Loan Agreement or any present or future Loan Document (other than the Guaranty executed by Guarantor).

NEWSTAR FINANCIAL, INC., a Delaware corporation, as Guarantor

By:	/s/ JOHN KIRBY BRAY
Name: John Kirby Bray
Title: Chief Financial Officer

Revised Schedule C-1

Commitments

Lender	Total Commitment
Wells Fargo Bank, National Association	$75,000,000.00
RBS Citizens Business Capital	$25,000,000.00

All Lenders	$100,000,000.00

Exhibit 1

Revolving Credit Note

$25,000,000	April 1, 2014

FOR VALUE RECEIVED, NEWSTAR BUSINESS FUNDING 2012-1, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to the order of RBS Citizens Business Capital, a division of RBS Asset Finance, Inc. (the “Lender”), or its assigns, at the principal office of Wells Fargo Bank, National Association, as Agent under the Loan Agreement (as hereinafter defined), the principal sum of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000), or, if less, the unpaid principal amount of the aggregate Advances made by the Lender to the Borrower pursuant to the Loan Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rate per annum and on the dates provided in the Loan Agreement and the Loan Pricing Agreement (as such term is defined in the Loan Agreement).

This Revolving Credit Note (this “Note”) is issued pursuant to the Loan and Security Agreement, dated as of December 7, 2012 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), by and among Borrower, NEWSTAR BUSINESS CREDIT, LLC, a Delaware limited liability company, as Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”), the lenders from time to time party thereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as lead arranger (in such capacity, together with its successors and assigns in such capacity, the “Lead Arranger”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, together with its successors and assigns in such capacity, the “Trustee”) and as Collection Account Bank. Capitalized terms used but not defined herein shall have the meanings provided in the Loan Agreement.

Notwithstanding any other provisions contained in this Note, in no event shall the interest rate or rates payable under this Note or any other Loan Document (as defined in the Loan Agreement), plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower, in executing and delivering this Note, intends legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Note, Borrower is and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Advances to the extent of such excess.

Payments of the principal of, and interest on, Advances represented by this Note shall be made by or on behalf of the Borrower to the Agent for the benefit of the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in the Loan Agreement, without the presentation or surrender of this Note or the making of any notation on this Note.

If an Event of Default has occurred and is continuing, at the election of Agent or the Required Lenders (as defined in the Loan Agreement), all principal and accrued and unpaid interest shall bear interest at a rate per annum that is equal to the Default Rate, from the date of such Event of Default to (but excluding) the earliest of (a) the date such Event of Default is cured, (b) the date such Event of Default is waived in accordance with the terms and conditions of the Loan Agreement, and (c) the date all amounts due hereunder are indefeasibly paid in full and the Lender’s Commitment is terminated.

Portions or all of the principal amount of the Note shall become due and payable at the time or times set forth in the Loan Agreement. Any portion or all of the principal amount of this Note may be prepaid, together with interest thereon (and, as set forth in the Loan Agreement, certain costs and expenses of Agent and the Lender Group) at the time and in the manner set forth in, but subject to the provisions of, the Loan Agreement.

Except as provided in the Loan Agreement, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

All amounts evidenced by this Note, the Advances and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof shall be recorded by the Lender on its books and, prior to any transfer of this note in accordance with the terms and conditions of Section 15 of the Loan Agreement, endorsed by Lender on the schedule attached hereto and made a part hereof or on a continuation thereof, which shall be attached hereto and made a part hereof; provided, however, that the failure of Lender to make such a notation shall not in any way limit or otherwise affect the obligations of Borrower under this Note as provided in the Loan Agreement.

This Note is secured by the security interest granted by Borrower, to Trustee, for the benefit of each member of the Lender Group, pursuant to Section 11.1 of the Loan Agreement. The holder of this Note is entitled to the benefits of the Loan Agreement and may, in accordance therewith, enforce the agreements of the Borrower contained in the Loan Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Loan Agreement, all in accordance with, and subject to the restrictions contained in, the terms of the Loan Agreement. Upon the occurrence and during the continuation of an Event of Default, Agent, on behalf of the Lender, may declare the unpaid balance of the principal of all Advances, together with all accrued and unpaid interest and fees in respect thereof, immediately due and payable in full, whereupon the same shall become and be immediately due and payable and Borrower shall be obligated to repay all of such amounts, in full, to Agent, for the benefit of the Lender, in the manner and with the effect provided in the Loan Agreement.

Borrower, Servicer, Guarantor (as defined in the Loan Agreement), Agent, the Lenders, and the Trustee each intend, for federal, state and local income and franchise tax purposes only, that this Note be evidence of indebtedness secured by the Collateral.

This Note is one of the “Revolving Credit Notes” referred to in Section 1.1 of the Loan Agreement. This Note shall be construed in accordance with and governed by the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned has executed this Note as on the date first written above.

NEWSTAR BUSINESS FUNDING 2012-1, LLC

By: NEWSTAR FINANCIAL, INC., its designated manager

By:
Name:
Title: